UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2013

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51648 (Commission File Number)	20-3397172 (IRS Employer Identification No.)

50 West 23rd Street

New York, New York 10010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

On July 26, 2013, dELiA*s, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC (the “Underwriter”), related to a public offering of 13,065,453 shares of common stock, $0.001 par value per share (the “Common Stock”), at a public offering price of $1.05 per share, less the applicable underwriting discounts and commissions (the “Public Offering”). The Public Offering is expected to close on or about July 31, 2013, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company are expected to be approximately $12.0 million after deducting the underwriting discounts and commissions and estimated expenses associated with the Public Offering. The Underwriter was also granted an option to purchase up to 1,959,817 additional shares of Common Stock within 30 days after the date of the Prospectus Supplement (as defined below).

The Public Offering is being made pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-182236), including a base prospectus dated September 7, 2012, as supplemented by a prospectus supplement dated July 26, 2013 (the “Prospectus Supplement”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1 hereto, which is incorporated herein by reference.

Concurrently with the Public Offering and pursuant to a private placement Securities Purchase Agreement, dated as of July 25, 2013 (the “Securities Purchase Agreement”), by and among the Company and certain of its officers, directors, existing stockholders and other accredited investors (the “Investors”), the Company has agreed to sell to such Investors at the closing of the Public Offering an aggregate of $21,775,000 in principal amount of its Secured 7.25% Convertible Notes (the “Notes”), which Notes, subject to receipt of Stockholder Approval (as defined below), are mandatorily convertible into 20,738,095 shares (the “Underlying Shares”) of Common Stock at a conversion price equal to the public offering price of $1.05 per share. Until the Stockholder Approval Date (as defined below), the proceeds from the sale of the Notes will be placed in an interest bearing account (the “Deposit Account”) and may not be used by the Company.

The Company has agreed to use its commercially reasonable efforts to provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”) a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the Company’s issuance of the Notes and the Underlying Shares in accordance with applicable law and the rules and regulations of the Nasdaq Global Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company agreed to use its commercially reasonable efforts to solicit its stockholders’ approval of such Stockholder Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such Stockholder Resolutions. The Company has agreed to use commercially reasonable efforts to hold the Stockholder Meeting within 90 days of the closing of the private placement. Each Investor has agreed to vote all shares of Common Stock it beneficially owns on the record date applicable to the Stockholder Meeting that are eligible to vote in connection with the Stockholder Resolutions in favor of adopting the Stockholder Resolutions.

The Company’s obligations under the Notes will be secured by a first priority security interest in the Deposit Account, all funds therein, and all cash and non-cash proceeds of the Deposit Account.

The Notes contain certain events of default, including non-payment, bankruptcy and insolvency, breaches of representations and warranties, and breaches of certain covenants of the Company. If an event of default occurs, the Notes may become due and payable in cash.

Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company has agreed, among other things, (i) to maintain its existence, and (ii) without the approval of the Board of Directors of the Company by a vote of at least 4 of the 5 members of the Board of Directors of the Company, not to (1) create, incur, assume, suffer to exist or otherwise become or remain liable with respect to, any indebtedness, other than pursuant to the Company’s existing Credit Agreement with Salus Capital Partners, LLC (“Salus”); (2) grant any Lien (as defined in the Securities Purchase Agreement) on the assets of the Company or its subsidiaries, other than the Salus Liens (as defined in the Securities Purchase Agreement) or any other Liens that are permitted under the Company’s existing Credit Agreement with Salus; and (3) with certain exceptions, issue or sell any shares of capital stock of the Company or issue any options, warrants or convertible securities.

The Company has also agreed to prepare and file with the Securities and Exchange Commission within 45 days of the closing of the private placement a registration statement covering the resale of the Underlying Shares and cause such registration statement to become effective under the Securities Act within 120 days of the closing of the private placement. If the registration statement is not filed within 45 days after the closing date of the private placement or declared effective within 120 days of the closing date of the private placement, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the purchase price paid by such Investor for the Notes purchased under the Securities Purchase Agreement per month until the registration statement is filed or declared effective (as applicable); provided that the total amount of payments shall not exceed, when aggregated with all such payments paid to all Investors, 5% of the aggregate purchase price of the Notes purchased pursuant to the Securities Purchase Agreement.

At any time following the first anniversary of the closing of the private placement, 50% of the Underlying Shares held by Excluded Investors (as defined in the Securities Purchase Agreement) may demand for registration under the Securities Act of an underwritten offering of all or part of their Underlying Shares. The Investors are required to pay all fees and expenses incident to the performance of or compliance with a demand for an underwritten offering.

The closing of the private placement is subject to customary closing conditions and is also conditioned on the closing of the Public Offering. There can be no assurance that the closing conditions will be met and the private placement will close.

The Company has entered into a second amendment (the “Second Amendment”) to its existing credit agreement with Salus, which amends the credit agreement to permit the concurrent private placement. The second amendment provides that if the Company is required to pay liquidated damages before Stockholder Approval is obtained for the private placement because it has not filed with the SEC a registration statement within 45 days of the closing of the private placement, and the liquidated damages are not waived or deferred by holders of the Notes until after Stockholder Approval, then an event of default will have occurred under the Company’s credit agreement with Salus.

The foregoing descriptions of the Securities Purchase Agreement, the form of Note and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 4.1 and 10.2, respectively, hereto, which are incorporated herein by reference.

A copy of the opinion of Troutman Sanders LLP, counsel to the Company, relating to the validity of the shares of Common Stock to be issued in the Public Offering is attached as Exhibit 5.1 hereto. This description of the opinion is qualified in its entirety by reference to Exhibit 5.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above with respect to the descriptions of (i) the Public Offering and the concurrent private placement of the Company’s Notes pursuant to the Securities Purchase Agreement and (ii) the Second Amendment are incorporated herein by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the description of the Public Offering and the concurrent private placement of the Company’s Notes pursuant to the Securities Purchase Agreement is incorporated herein by reference into this Item 3.02.

The purchasers in the concurrent private placement are accredited investors and the Notes being sold pursuant to the Securities Purchase Agreement will be issued in a private placement without registration in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act relating to sales by an issuer not involving any public offering.

Item 8.01.	Other Events

On July 25, 2013, the Company issued a press release announcing the commencement of the registered Public Offering of the shares of Common Stock described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 26, 2013, the Company issued a press release announcing that it had priced the Public Offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 26, 2013, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 26, 2013, between the Company and Janney Montgomery Scott LLC

4.1	Form of Secured Convertible Note

5.1	Opinion of Troutman Sanders LLP

10.1	Securities Purchase Agreement, dated as of July 25, 2013, by and among the Company and each investor identified on the signature pages thereto

10.2	Second Amendment to Credit Agreement, dated as of July 25, 2013, among the Company, each of the wholly-owned subsidiaries of the Company identified in Schedules 1.01 and 1.02 to the Credit Agreement, each lender party thereto, and Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

99.1	Press Release dated July 25, 2013

99.2	Press Release dated July 26, 2013

99.3	Press Release dated July 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013	dELiA*s, INC.

	By:	/s/ David J. Dick
	Name:	David J. Dick
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement, dated July 26, 2013, between the Company and Janney Montgomery Scott LLC

4.1	Form of Secured Convertible Note

5.1	Opinion of Troutman Sanders LLP

10.1	Securities Purchase Agreement, dated as of July 25, 2013, by and among the Company and each investor identified on the signature pages thereto

10.2	Second Amendment to Credit Agreement, dated as of July 25, 2013, among the Company, each of the wholly-owned subsidiaries of the Company identified in Schedules 1.01 and 1.02 to the Credit Agreement, each lender party thereto, and Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

99.1	Press Release dated July 25, 2013

99.2	Press Release dated July 26, 2013

99.3	Press Release dated July 26, 2013